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                                                                    EXHIBIT 99.1

COMPANY CONTACT:                        MEDIA CONTACTS:
---------------                         --------------
Andrew Wiseman, Ph.D.                   Virginia Amann or Trista Morrison
Sr. Director of Business Development    Atkins + Associates
La Jolla Pharmaceutical Company         for La Jolla Pharmaceutical Company
858-646-6615                            858-527-3490
andrew.wiseman@ljpc.com                 tmorrison@irpr.com

                  LA JOLLA PHARMACEUTICAL COMPANY TO PRESENT AT
                         SG COWEN HEALTHCARE CONFERENCE

SAN DIEGO, MARCH 13, 2003 -- La Jolla Pharmaceutical Company (Nasdaq: LJPC) announced today that its Chairman and Chief Executive Officer, Steven B. Engle, will present at the SG Cowen Securities Corporation 23rd Annual Health Care Conference at The Boston Marriott Copley Place, Boston, MA. Mr. Engle will present on Wednesday, March 19, 2003 at 10:15 a.m. and again at 11:15 a.m. Eastern time. An audio webcast of the presentation will be available via the Company's web site at www.ljpc.com or at SG Cowen's web site at www.sgcowen.com.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases afflicting several million people in the United States and Europe. The Company is developing Riquent(TM), formerly known as LJP 394, for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing LJP 1082 for the treatment of antibody-mediated thrombosis, a condition in which patients suffer from recurrent stroke, deep-vein thrombosis and other thrombotic events. The Company's common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

Except for historical statements, this press release contains forward-looking statements involving significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those which express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Although we expect to meet with the U.S. Food and Drug Administration ("FDA") to discuss the results of our Phase III trial of Riquent(TM), there is no guarantee that a meeting with the FDA can be held in a timely manner, or at all, or that our meetings with them will result in us being able to continue to develop Riquent(TM). Our analyses of clinical results of Riquent(TM), previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus ("lupus"), and LJP 1082, our drug candidate for the treatment of antibody-mediated thrombosis ("thrombosis"), are ongoing and


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could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit or may reveal a potential safety issue requiring us to develop new candidates. Our blood test to measure the binding affinity for Riquent(TM) is experimental, has not been validated by independent laboratories, may require regulatory approval, and may be necessary for the approval and the commercialization of Riquent(TM). Our other potential drug candidates are at earlier stages of development and involve comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date may not be indicative of future results. In any event, the FDA may require additional clinical trials, or may not approve our drugs. Our ability to develop and sell our products in the future may be affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; FDA approval of our manufacturing facilities and processes; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing, and sales experience; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; our need for additional financing; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Registration Statement on Form S-3, filed December 10, 2002, our Annual Report on Form 10-K for the year ended December 31, 2001, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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